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                                                                    EXHIBIT 4.14

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                        MFS COMMUNICATIONS COMPANY, INC.

                                      and

                       IBJ SCHRODER BANK & TRUST COMPANY
                                           Trustee

                        ________________________________
                                     SECOND

                             SUPPLEMENTAL INDENTURE

                           Dated as of _______, 1997

                                       to

                                   INDENTURE

                          Dated as of January 15, 1994

                        ________________________________
                                  $788,320,000

                     Principal Amount at Stated Maturity of

                     9-3/8% Senior Discount Notes Due 2004



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

          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of _______, 1997 (the "Second Supplement"), by and between MFS COMMUNICATIONS COMPANY, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "MFS" or the "Company"), having its principal office at 3555 Farnam Street, Suite 200, Omaha, Nebraska 68131, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (herein called the "Trustee").

          WHEREAS, pursuant to the terms of the Indenture, dated as of January 15, 1994 (the "Original Indenture"), as supplemented and amended by the First Supplemental Indenture, dated as of March 31, 1995 (the "First Supplement" and, together with the Original Indenture, the "Indenture"), between the Company and the Trustee, the Company has issued $788,320,000 principal amount at Stated Maturity of its 9-3/8% Senior Discount Notes Due 2004 (herein called the "Securities"); and

          WHEREAS, effective as of December 31, 1996, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 25, 1996, by and among WorldCom, Inc., a Georgia corporation ("WorldCom"), HIJ Corp., a Delaware corporation and a wholly owned subsidiary of WorldCom ("Merger Sub"), and MFS, Merger Sub was merged with and into MFS, which thereby became a wholly owned subsidiary of WorldCom;

          WHEREAS, WorldCom is offering (the "Offer"), upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation (together, the "Prospectus") dated ______, 1997 and the accompanying Letter of Transmittal and Consent, to exchange (the "Exchange") [$________ ] principal amount of its 9-3/8% Senior Notes due January 15, 2004 for each $1,000 principal amount at Stated Maturity of outstanding Securities;

          WHEREAS, Section 902 of the Original Indenture provides that the Company, when authorized by a Board Resolution, may with the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the Outstanding Securities, and subject to Section 903 of the Original Indenture, the Trustee shall enter into an indenture or indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the Holders of Securities, except with respect to certain matters set forth therein, [and except that the consent of Holders of not less than 75% in principal amount at Stated Maturity of the Outstanding Securities is required to make any amendment to Section 1013 of the Original Indenture and the definition of "Change of Control"] /1/



          WHEREAS, Holders of Securities who tender their Securities pursuant to the Offer will be deemed, as a condition to a valid tender, to have given their consent to certain proposed amendments to the Indenture as described in the Prospectus;


--------------------------------------
/1/    Bracketed language will be included in this supplemental indenture only if a Supermajority Consent is obtained by WorldCom in connection with the Offer and the Exchange.

          WHEREAS, as a condition to the Exchange, Holders of a majority in aggregate principal amount of Outstanding Securities must have consented (the "Requisite Consent") to amend the Indenture as described in the Prospectus;

          [WHEREAS, with respect to the modification of the term "Change in Control," the Holders of 75% of the aggregate principal amount of Outstanding Securities must have consented to such modification (the "Supermajority Consent");]/1/


          WHEREAS, the Board of Directors of the Company has authorized the execution of this Second Supplement and its delivery to the Trustee; and

          WHEREAS, all acts and things necessary, including the receipt of the Requisite Consent [and the Supermajority Consent]/2/ to make this Second Supplement the valid, binding and legal obligation of the Company in accordance with its terms have been done.

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

          Section 101.  Definitions.  Except as otherwise expressly provided
                        ------------
herein, capitalized terms used herein shall have the meanings ascribed to them in the Indenture.

          Section 102.  Amendment of Indenture.
                        ----------------------

          (a) Section 1008 (Limitation on Debt) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (b) Section 1009 (Limitation on Incurrence of Debt and Preferred Stock of Restricted Subsidiaries) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (c) Section 1010 (Limitation on Restricted Payments) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (d) Section 1011 (Transactions with Affiliates) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

---------------------------
/2/     Bracketed language will be included in this supplemental indenture only if a Supermajority Consent is obtained by WorldCom in connection with the Offer and the Exchange.

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          (e) Section 1012 (Limitations on Liens) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (f) Section 1014 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (g) Section 1016 (Limitations on Sale and Leaseback Transactions) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (h) Section 1017 (Provision of Financial Information) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (i) Section 1018 (Limitations on Issuance and Sale of Capital Stock of Restricted Subsidiaries) of the Indenture is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

          (j) Section 501 (Events of Default) of the Indenture is hereby amended and restated in its entirety to read as follows:

          " "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security when it becomes due and payable at its Maturity; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the

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     Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) a default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that if such default under such bond, debenture, note,
     --------  -------
     mortgage, indenture or other instrument or evidence of indebtedness shall be remedied or cured by the Company or waived pursuant to such agreement or instrument, then, unless the Stated Maturity of the Securities shall have been accelerated as provided herein, the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or the Holders; or

          (5) the Company pursuant to or within the meaning of any Bankruptcy
     Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;
          or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an involuntary case,

               (B) appoints a Custodian of the Company or for all or substantially all of its property, or

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               (C) orders the liquidation of the Company,

     and, in any such case, such order or decree remains unstayed and in effect for 90 days.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any "Bankruptcy Law."

          (k) The first paragraph of Section 502 (Acceleration of Maturity; Rescission and Annulment) of the Indenture is hereby amended and restated to read as follows:

          "If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount at Stated Maturity of the Outstanding Securities may declare the Default Amount of all the Securities to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such Default Amount shall become immediately due and payable."

          [(l) The definition of "Change of Control" contained in Section 101 of the Indenture is hereby amended and restated in its entirety to read as follows:



          "Change of Control" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than WorldCom, Inc., a Georgia corporation ("WorldCom"), or its Affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and13d-5 under the Exchange Act) plus all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after a passage of time, directly or indirectly, of more than 50 percent of the total voting power of the Voting Stock of the Company and, in addition, beneficially owns more shares in the Company than beneficially owned by WorldCom and the Employee Group; or

          (b) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than an Affiliate."]/3/

          Section 103.  Construction with Indenture.  All of the covenants,
                        ---------------------------
agreements and provisions of this Second Supplement shall be deemed to be and construed as part of the Indenture and vice versa to the same extent as if fully set forth verbatim therein and herein and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Second Supplement, the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

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/3/  This Section 102(l) will be included in this supplemental indenture only if a Supermajority Consent is obtained by WorldCom in connection with the Offer and the Exchange.

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          Section 104.  Conflict with Trust Indenture Act.  If any provision
                        ---------------------------------
hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture or this Second Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplement as so modified or to be excluded, as the case may be.

          Section 105.  Effect of Headings.  The Section headings herein are for
                        ------------------
convenience only and shall not affect the construction hereof.

          Section 106.  Separability Clause.  In case any provision in this
                        -------------------
Second Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          Section 107.  Benefit of Second Supplement and Indenture.  Nothing in
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this Second Supplement or the Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplement or the Indenture. Neither this Second Supplement nor the Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Company or any of its Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Second Supplement or the Indenture.

          Section 108.  Governing Law.  This Second Supplement shall be governed
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by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in The City of New York or any Federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Second Supplement, and irrevocably accepts for itself and in respect of its Property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Securities to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          Section 109.  No Recourse Against Others.  A director, officer,
                        --------------------------
employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under this Second Supplement or for any claim based on, in respect or by reason of such obligations or their creation.

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          Section 110.  Duplicate Originals.  All parties may sign any number of
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copies or counterparts of this Second Supplement.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          Section 111.  Effectiveness.  This Second Supplement shall become
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effective in accordance with the provisions of Article Nine of the Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

(SEAL)                        MFS COMMUNICATIONS COMPANY, INC.

                              By:
                                  --------------------------------
Attest:                       Title:
                                    ------------------------------


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(SEAL)

                              IBJ SCHRODER BANK & TRUST COMPANY

                              By:
                                  --------------------------------
                              Title:
                                    ------------------------------
Attest:



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

STATE OF ____________      )
                            ss.:
COUNTY OF __________       )

     On the ___ day of _______, 1997, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that he/she is the ______________ of MFS COMMUNICATIONS COMPANY, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

                                           ---------------------------------


STATE OF _____________  )

                     ss.:

COUNTY OF ___________  )

     On the ___ day of _______, 1997, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that he/she is _______________ of IBJ SCHRODER BANK & TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.



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